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                                                                    EXHIBIT 99.6

                   FORM OF THE 401(k) SAVINGS PLAN FOR ACS-GSG



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                       THE 401(k) SAVINGS PLAN FOR ACS-GSG


                       ORIGINALLY EFFECTIVE: JULY 1, 1988

                      AMENDED AND RESTATED: JANUARY 1, 1999




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                                TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
SECTION 1 -- DEFINITIONS                                                        2
         1.1   Accounts                                                         2
         1.2   Actual Contribution Percentage                                   3
         1.3   Actual Deferral Percentage                                       3
         1.4   Administrator                                                    3
         1.5   Annuity Starting Date                                            3
         1.6   Board of Directors                                               3
         1.7   Code                                                             3
         1.8   Compensation                                                     3
         1.9   Disability                                                       4
         1.10  Eligible Employee                                                4
         1.11  Employee                                                         4
         1.12  Employer                                                         4
         1.13  ERISA                                                            5
         1.14  Fiscal Year                                                      5
         1.15  Former Participant                                               5
         1.16  415 Compensation                                                 5
         1.17  Highly Compensated Employee                                      5
         1.18  Hour of Service                                                  6
         1.19  Investment Fund                                                  7
         1.20  Leased Employee                                                  7
         1.21  Life Annuity                                                     8
         1.22  Limitation Year                                                  8
         1.23  Non-Highly Compensated Employee                                  8
         1.24  Normal Retirement Age                                            8
         1.25  Normal Retirement Date                                           8
         1.26  One-Year Break-In-Service                                        8
         1.27  Participant                                                      9
         1.28  Plan                                                             9
         1.29  Plan Year                                                        9
         1.30  Pre-Retirement Survivor Annuity                                  9
         1.31  Qualified Joint and Survivor Annuity                             9
         1.32  Related Employer                                                 9
         1.33  Salary Reduction Agreement                                       9
         1.34  Termination of Employment                                       10
         1.35  Trust                                                           10
         1.36  Trustees                                                        11
         1.37  USERRA                                                          11
         1.38  Valuation Date                                                  11



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
SECTION 2 -- PARTICIPATION                                                     12
         2.1      Commencement of Participation                                12
         2.2      Obligation of Participant                                    12
         2.3      Termination of Participation                                 12
         2.4      Reemployment After Termination of Employment                 12

SECTION 3 -- CONTRIBUTIONS                                                     13
         3.1      Salary Reduction                                             13
         3.2      Matching Contributions                                       16
         3.3      Discretionary Employer Contributions.                        18
         3.4      Supplemental Contributions                                   19
         3.5      Annual Limitation on Contributions.                          20
         3.6      Rollover Contributions                                       21
         3.7      Reemployment of Returning Veterans.                          22

SECTION 4 -- VESTING                                                           24
         4.1      Matching and Discretionary Accounts                          24
         4.2      Salary Reduction, Supplemental, Retirement Plan and
                   Rollover Accounts                                           25
         4.3      Transfer Accounts                                            25

SECTION 5 -- FORFEITURES                                                       26
         5.1      Forfeiture                                                   26
         5.2      Allocation                                                   26
         5.3      Restoration of Benefits                                      26

SECTION 6 -- ALLOCATIONS AND INVESTMENTS                                       27
         6.1      Individual Accounts                                          27
         6.2      Investment of Accounts                                       27
         6.3      Allocations of Earnings and Losses                           28
         6.4      Allocation to Individual Accounts                            29
         6.5      Fiduciary Responsibility                                     29
         6.6      Change of Investment Funds                                   29

SECTION 7 -- DISTRIBUTIONS                                                     30
         7.1      Distributions Upon Termination of Employment                 30
         7.2      Distributions During Employment                              37
         7.3      Loans                                                        40
         7.4      Incompetence of Distributee                                  40
         7.5      Location of Participant or Beneficiary Unknown               41
         7.6      Direct Rollover.                                             42
         7.7      Payments Made Pursuant to a Qualified Domestic
                   Relations Order                                             43



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
SECTION 8 -- EMPLOYEE TRANSFERS BETWEEN
             THE EMPLOYER AND RELATED EMPLOYERS                                44
         8.1      Transfer from the Employer to a Related Employer             44
         8.2      Transfer to the Employer from a Related Employer             44

SECTION 9 -- AMENDMENT AND TERMINATION                                         44
         9.1      Amendment                                                    44
         9.2      Termination, Partial Termination, or Complete
                   Discontinuance of Contributions                             45
         9.3      Permissible Reversions                                       45

SECTION 10 -- CLAIMS                                                           47
         10.1  General                                                         47
         10.2  Insufficiency of Claim                                          47
         10.3  Claim Review                                                    47
         10.4  Right of Appeal                                                 48
         10.5  Review of Appeal                                                48

SECTION 11 -- ADMINISTRATION                                                   50
         11.1  Named Fiduciaries for Administration of Plan
                and for Investment and Control of Plan Assets.                 50
         11.2  Plan Administrator                                              50
         11.3  Actions Conclusive                                              52
         11.4  Appointment of Agents                                           52
         11.5  Reliance on Opinions, Etc.                                      52
         11.6  Records and Accounts                                            52
         11.7  Payment of Expense                                              52
         11.8  Liability                                                       53

SECTION 12 -- TRUST AGREEMENT                                                  54
         12.1  The Trust Agreement                                             54
         12.2  No Diversion of Corpus or Income                                54

SECTION 13 -- MISCELLANEOUS                                                    55
         13.1  Limitation of Rights; Employment Relationship                   55
         13.2  Merger; Transfer of Assets                                      55
         13.3  Prohibition Against Assignment                                  56
         13.4  Applicable Law; Severability                                    57
         13.5  Reliance Upon Copy of Plan                                      57
         13.6  Gender and Number; Captions or Headings                         57



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
SECTION 14 -- TOP-HEAVY PROVISIONS                                             58
         14.1  Determination of Top-Heavy Status                               58
         14.2  Key Employees                                                   61
         14.3  Non-Key Employee                                                62
         14.4  Additional Rules                                                62
         14.5  Minimum Benefit                                                 63

SECTION 15 -- PARTICIPATING EMPLOYERS                                          64
         15.1  Adoption by Other Employers                                     64
         15.2  Requirements of Participating Employers                         64
         15.3  Designation of Agent                                            64
         15.4  Employee Transfers                                              64
         15.5  Participating Employer's Contributions                          64
         15.6  Discontinuance of Participation                                 65
         15.7  Administrator's Authority                                       65



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                                    PREAMBLE


Computer Data Systems, Inc. ("CDSI") established The Retirement Plan for Employees of Computer Data Systems, Inc. effective July 1, 1979 (the "Retirement Plan"), a tax-qualified defined contribution plan under Internal Revenue Code section 401(a) designed to provide participants with an additional source of retirement income through discretionary employer contributions. CDSI subsequently established The 401(k) Savings Plan for Employees of Computer Data Systems, Inc. effective July 1, 1988 (the "401(k) Plan"), a tax-qualified defined contribution plan under Internal Revenue Code section 401(a) with a salary reduction feature designed to allow participants to defer a portion of their income into the Plan. As an incentive for deferring the 401(k) Plan provides for a matching contribution. The 401(k) Plan also provided for supplemental employer contributions made for certain long-term employees under the CDSI's "10-year plan." In 1997, Affiliated Computer Services, Inc. purchased CDSI. CDSI changed its name to ACS-Government Solutions Group ("ACS-GSG").

To simplify the administration of the plans, ACS-GSG merged the Retirement Plan into the 401(k) Plan in 1998. The 401(k) Plan, now known as The 401(k) Savings Plan for ACS-GSG (the "Plan"), is hereby amended and restated effective as of January 1, 1999 (except where an earlier date is indicated) to effectuate the merger and to comply with the requirements imposed by the Retirement Protection Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and other technical changes. In addition, contributions under the 10-year plan will cease for plan years after December 31, 1998.



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                                   SECTION 1
                                  DEFINITIONS

1.1      ACCOUNTS.

         (a) SALARY REDUCTION ACCOUNT. The account of a Participant which is credited with salary reduction contributions made pursuant to Section 3.1(a).

         (b) MATCHING ACCOUNT. The account of a Participant which is credited with matching contributions made pursuant to Section 3.2(a).

         (c) DISCRETIONARY ACCOUNT. The account of a Participant which is credited with discretionary Employer contributions made pursuant to Section 3.3.

         (d) SUPPLEMENTAL ACCOUNT. The account of a Participant which is credited with supplemental contributions made pursuant to
                  Section 3.4.

         (e) ROLLOVER ACCOUNT. The account of a Participant which is credited with a qualified rollover of a distribution from a qualified retirement plan pursuant to Section 3.6.

         (f) TRANSFER ACCOUNT. Each account, set forth in Appendix I, of a Participant attributable to amounts transferred from a qualified plan maintained by a Related Employer pursuant to
                  Section 8.2.

         (g) RETIREMENT PLAN ACCOUNTS. The accounts of a Participant attributable to contributions made to The Retirement Plan for Employees of Computer Data Systems, Inc. as described below:

                  (I) RETIREMENT PLAN SUPPLEMENTAL ACCOUNT. The account attributable to Employer contributions made on behalf of the Participant to The Retirement Plan for Employees of Computer Data Systems, Inc.

                  (II) RETIREMENT PLAN AFTER-TAX ACCOUNT. The account attributable to Participant's after-tax contributions to The Retirement Plan for Employees of Computer Data Systems, Inc.



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                  (III)    RETIREMENT PLAN ROLLOVER ACCOUNT. The account
                           attributable to Participant's rollover contributions to The Retirement Plan for Employees of Computer Data Systems, Inc.

1.2      ACTUAL CONTRIBUTION PERCENTAGE. The ratio of:

         (a)      Matching contributions for the Plan Year; to

         (b)      Compensation for the Plan Year.

1.3      ACTUAL DEFERRAL PERCENTAGE. The ratio of:

         (a)      Salary reduction contributions for the Plan Year; to

         (b)      Compensation for the Plan Year.

1.4 ADMINISTRATOR. The party designated by the Board of Directors pursuant to Section 10.1(a). If the Board of Directors does not appoint an Administrator the Employer shall act as such.

1.5 ANNUITY STARTING DATE. The first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant (or beneficiary) to his benefit.

1.6      BOARD OF DIRECTORS. The Board of Directors of ACS-Government Solutions
         Group.

1.7      CODE. The Internal Revenue Code of 1986, as amended.

1.8      COMPENSATION.

         (a) DEFINITION. Total remuneration for services paid within the Plan Year by the Employer to a Participant as reported to the Internal Revenue Service on Form W-2 increased by any amounts contributed through a salary reduction agreement under this Plan and into a cafeteria plan pursuant to Code section 125.



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         (b)      LIMITATION. No amounts paid during a Plan Year in excess of
                  $150,000 (as adjusted pursuant to Section 401(a)(17) of the Code) shall be taken into account to determine benefits hereunder. (Effective January 1, 2000, this adjusted limitation was $170,000.)

1.9 DISABILITY. An illness or injury of a potentially permanent nature, expected to last for a continuous period of not less than 12 months, certified by a physician selected by or satisfactory to the Employer which prevents the Participant from engaging in any occupation for wage or profit for which the Employee is reasonably fitted by training, education or experience.

1.10 ELIGIBLE EMPLOYEE. An Employee of the Employer who may participate in the Plan because he:

         (a) Is not a member of a collective bargaining unit unless covered by a collective bargaining agreement that expressly provides for participation in the Plan;

         (b)      Is not a nonresident alien with no U.S. source earned income;

         (c)      Is not a Leased Employee;

         (d) Is not an individual who the Employer classifies as an independent contractor (regardless of the individual's employment status under applicable law); and

         (e) Is not an individual who the Employer classifies as a W-2 non-benefitted employee.

1.11 EMPLOYEE. Any individual on the payroll of the Employer or a Related Employer, and not paid by accounts payable, whose wages from the Employer or Related Employer are subject to withholding for the purposes of Federal income taxes and the Federal Insurance Contributions Act and any Leased Employee of the Employer or a Related Employer.

1.12 EMPLOYER. ACS-Government Solutions Group and any successor organization to such Employer which elects to continue the Plan as well as any Participating Employer as defined in Section 15.



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1.13     ERISA. The Employee Retirement Income Security Act of 1974, as amended.

1.14     FISCAL YEAR. The twelve (12) month period commencing each July 1.

1.15 FORMER PARTICIPANT. Any individual who is no longer a Participant but who continues to have an Account in the Plan.

1.16 415 COMPENSATION. The total amount for the Limitation Year of wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan, but excluding income from the issuance, exercise or sale of any stock option, or any other amounts which receive special tax benefits. Effective for Plan Years beginning after December 31, 1997, 415 Compensation shall include salary reduction contributions to any qualified retirement plan and any amount contributed to a cafeteria plan which is not included in the Employee's income by reason of Code section 125.

1.17     HIGHLY COMPENSATED EMPLOYEE.

         (a) For purposes of this Section 1.17, the following definitions and rules of interpretation shall apply:

                  (I) The determination year is the Plan Year for which the determination of who is highly compensated is being made.

                  (II) The look-back year is the twelve (12) month period immediately preceding the determination year.

                  (III) The top-paid group consists of the top twenty percent (20%) of employees ranked on the basis of compensation received during the year. For purposes of determining the number of employees in the top-paid group, employees described in section 414(q)(5) of the Code and Q&A 9(b) of section 1.414(q)-1T of the Regulations are excluded.

         (b) For Plan Years beginning on and after January 1, 1997, the term "Highly Compensated Employee" shall mean any Employee of the Employer or a Related Employer who:



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                  (I)      owned more than five percent (5%) of the Employer or
                           a Related Employer (including any ownership attributable from a related party under Code section
                           318) at any time during the determination year or the look-back year, or

                  (II) had 415 Compensation in excess of $80,000 (as adjusted pursuant to Code section 414(q)(1)), and if the Employer so elects, was a member of the top-paid group during the look-back year.

         (c) A Highly Compensated Employee shall also include an Employee who separated from service (or was deemed to have separated) prior to the determination year, and performs no service for the Employer during the determination year, but who was a Highly Compensated Employee as defined under Section 1.17(b) above for either the separation year or any determination year ending on or after such Employee's 55th birthday.

1.18     HOUR OF SERVICE. "Hour of Service" means:

         (a) Each hour for which an Employee is paid or entitled to payment for the performance of duties by the Employer, a Related Employer or a prior employer named in Appendix II;

         (b) Each hour for which an Employee is paid or entitled to payment by the Employer or a Related Employer (for reasons such as vacation or sickness) other than for the performance of duties. No more than 501 Hours of Service shall be credited under this paragraph to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). No credit shall be given for hours for which no duties are performed but for which payment by the Employer or Related Employer is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or where payment solely reimburses an Employee for medical or medically related expenses incurred by the Employee; and

         (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or Related Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the



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                  case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

         Effective as of October 13, 1996, Hour of Service shall also include a military leave while the Employee's reemployment rights are protected by law, or such additional or other periods as are granted by the Employer as military leave, provided the Employee returns to employment within ninety (90) days of the end of his military leave (or such longer period of time as his reemployment rights are protected by law). Hours under this paragraph shall be credited on the basis of the lesser of (i) a forty (40) hour work week or applicable pro rata portion thereof or (ii) his customarily scheduled work week or applicable pro rata portion thereof. The same Hours of Service shall not be credited under (a) - (c) above, as the case may be, and under this paragraph.

1.19 INVESTMENT FUND. The funds referred to in Section 6 hereof for the investment and reinvestment of a Participant's share of contributions and assets held under the Plan, sometimes also referred to as "Fund" or "Funds".

1.20     LEASED EMPLOYEE.

         (a) A Leased Employee is any person who provides services to the Employer if:

                  (I) Such services are provided pursuant to an agreement between the Employer and any other person ("leasing organization");

                  (II) Such services are performed under the primary direction or control of the Employer;

                  (III) Such services are provided to the Employer on a substantially full-time basis for a period of at least one (1) year; and

                  (IV) The Employer classifies such person as a Leased Employee (regardless of the individual's employment status under applicable law).

         (b) When a Leased Employee ceases to provide services pursuant to an agreement between the Employer and a leasing organization but continues to work under the



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                  direction of the Employer, the Employer may reclassify the
                  Leased Employee as an Employee, in which case such Employee shall receive credit for purposes of eligibility and vesting for the entire period for which he has performed services for the Employer.

         (c) A Leased Employee of a Related Employer shall be determined as set forth in paragraphs (a) - (b) above as if the Related Employer were the Employer.

1.21 LIFE ANNUITY. An annuity for the life of the recipient based on the value of the Participant's accrued benefits on his Annuity Starting Date.

1.22     LIMITATION YEAR. The Plan Year.

1.23 NON-HIGHLY COMPENSATED EMPLOYEE. Any Employee who is not a Highly Compensated Employee.

1.24     NORMAL RETIREMENT AGE. Age 65.

1.25 NORMAL RETIREMENT DATE. The first day of the month coinciding with or next following a Participant's attainment of Normal Retirement Age.

1.26 ONE-YEAR BREAK-IN-SERVICE. Any Fiscal Year in which the Participant does not complete more than five hundred (500) Hours of Service. Notwithstanding the foregoing, solely for the purpose of determining whether a Participant has incurred a One-Year Break-In-Service, Hours of Service shall be recognized for a "maternity or paternity leave of absence."

         A "maternity or paternity leave of absence" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a One-Year Break-in-Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a maternity leave of absence shall be those that normally would have been credited but for such absence, or, in any case in which the Administrator is unable to



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         determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for any single maternity or leave of absence shall not exceed five hundred and one
         (501).

1.27 PARTICIPANT. Any Employee who has commenced participation in the Plan in accordance with the provisions of Section 2 of the Plan.

1.28 PLAN. The 401(k) Savings Plan for ACS-GSG as set forth in this document and as amended from time to time.

1.29     PLAN YEAR. The twelve (12) month period commencing each January 1.

1.30 PRE-RETIREMENT SURVIVOR ANNUITY. An annuity for the life of the surviving spouse of a Participant who dies prior to his Annuity Starting Date. Such annuity shall be based on the value of the Participant's accrued benefits on his date of death.

1.31 QUALIFIED JOINT AND SURVIVOR ANNUITY. An annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity payable during the joint lives of the Participant and his spouse based on his accrued benefits as of the Annuity Starting Date. If no survivor percentage is elected, the percentage payable to the spouse shall be 50%.

1.32 RELATED EMPLOYER. Any corporation, trade or business which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

1.33 SALARY REDUCTION AGREEMENT. An agreement between a Participant and the Employer which specifies for each payroll period: (a) in a form prescribed by the Administrator, the percentage of Compensation that he or she wishes to contribute to the Plan, and/or (b) for a cafeteria plan (as that term is defined in Code section 125) of the Employer under which a participant may defer compensation into this Plan, in a form prescribed by the administrator of the cafeteria plan and approved by the Administrator, the amount to be



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         deferred under the cafeteria plan. A Participant's Salary Reduction
         Agreement shall provide that the Participant's Compensation will be reduced by a whole percentage amount of such compensation up to a maximum of fifteen percent (15%); provided, however, that the Employer reserves the right to change such limitation at any time. If the Administrator determines that salary reduction contributions are being made at a rate that will cause the limitation under Section 3.1 to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of salary reduction contributions of one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing the salary reduction contributions to the extent the Administrator deems appropriate. A Participant may elect to increase or decrease the amount by which his Compensation is to be reduced. Such changes shall be made in accordance with reasonable administrative requests of the Employer provided that such administrative requests are applied consistently among all similarly situated Participants. A Participant may revoke his current Salary Reduction Agreement at any time.

         A Participant may increase or decrease the rate of such salary reduction contributions at such time or times as the Administrator may prescribe. Any election with respect to, or change in, the rate of salary reduction contributions shall be made before the effective date thereof, and in such manner as the Administrator may in its discretion require in accordance with uniform and nondiscriminatory rules.

1.34     TERMINATION OF EMPLOYMENT.

         (a) The discharge of an Employee by the Employer, whether or not for cause and whether or not justified,

         (b) a statement made by an Employee to the Employer that he is quitting followed by the Employee's failure to report to work, or

         (c) the unexplained failure of an Employee to report to work when expected to report.

         An Employee shall not incur a Termination of Employment solely because he transfers from the Employer to a Related Employer.

1.35 TRUST. The trust for the Plan created by the Trust Agreement entered into pursuant to Section 11 between the Employer and the Trustees.



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1.36     TRUSTEES. The persons and/or bank or trust company which are named as
         Trustees in the Trust Agreement.

1.37 USERRA. The Uniformed Services Employment and Reemployment Rights Act of 1994, as amended.

1.38 VALUATION DATE. The dates during the Plan Year a Participant's or Former Participant's Plan assets allocated to an Investment Fund described in Section 6 are valued.



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                                   SECTION 2
                                 PARTICIPATION

2.1 COMMENCEMENT OF PARTICIPATION. An Eligible Employee shall become a Participant in the Plan on the day he becomes an Eligible Employee.

2.2 OBLIGATION OF PARTICIPANT. When an Employee becomes eligible to participate, and thereafter from time to time, the Administrator may require the Employee to furnish such information in a form prescribed by the Plan Administrator as may be reasonably required for the administration of the Plan, including beneficiary designation forms, evidence of age and marital status, Salary Reduction Agreements, etc. If a Participant does not comply with any such reasonable requirements neither the Administrator, the Employer, the Trustees, nor any other person, shall be obligated to administer the Plan for such Participant until such information is properly furnished, and no such person shall incur liability to such Participant or his beneficiary to the extent that any intended Plan benefit has not been obtained or is not available because of the Participant's or beneficiary's failure to furnish such information.

2.3 TERMINATION OF PARTICIPATION. Participation in the Plan continues until a Participant's death or Termination of Employment. A Participant whose participation would otherwise terminate under the preceding sentence may remain a Participant for the limited purposes of investment allocation under Section 6 and distributions under Section 7. In the event a Participant ceases to be an Eligible Employee, such Participant shall not be eligible for Employer contributions made pursuant to Sections 3.1(a), 3.2(a), 3.3 and 3.4.

2.4 REEMPLOYMENT AFTER TERMINATION OF EMPLOYMENT. A Former Participant who is reemployed subsequent to incurring a Termination of Employment shall immediately recommence participation in the Plan, provided he is an Eligible Employee at such time.



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                                   SECTION 3
                                 CONTRIBUTIONS

3.1      SALARY REDUCTION.

         (a) SALARY REDUCTION CONTRIBUTIONS. The Employer will contribute to a Participant's Salary Reduction Account the Participant's payroll deduction made pursuant to his Salary Reduction Agreement with the Employer. Such contribution shall be made no later than the time prescribed by law after such amounts are received by the Employer or would otherwise have been payable to the Participant in cash. Such contribution for any Participant shall be limited under Code section 402(g) for the Participant's taxable year.

         (b) LIMITATION. Effective January 1, 1997, salary reduction contributions for any Plan Year must satisfy at least one of the following tests found in Code section 401(k)(3):

                  (I) The average of the Actual Deferral Percentages for all Highly Compensated Employees for the Plan Year does not exceed the product of one and one quarter (1.25) and the average of the Actual Deferral Percentages of all Non-Highly Compensated Employees for the prior Plan Year; or

                  (II) The excess of the average of the Actual Deferral Percentages for Highly Compensated Employees for the Plan Year over the average of the Actual Deferral Percentages for Non-Highly Compensated Employees for the prior Plan Year is not more than two (2) percentage points, and the average of the Actual Deferral Percentages for the Highly Compensated Employees for the Plan Year does not exceed twice the average of the Actual Deferral Percentages for the Non-Highly Compensated Employees for the prior Plan Year.

                  For purposes of the foregoing, only those Highly Compensated Employees and Non-Highly Compensated Employees who are Participants in the Plan are taken into account. The Actual Deferral Percentage of any Participant who elects not to make any salary reduction contributions shall be zero.

                  The Employer may, at its discretion, elect to have "prior Plan Year" struck in the preceding sections (I) and (II) and replaced with "Plan Year." However, the Plan must be amended to reflect such election.

                  For Plan Years beginning after December 31, 2000, the Plan is permitted to change from "Plan Year" to the words "prior Plan Year" only if "Plan Year" was used for each of the five (5) years prior the year of the change.

         (c) SATISFACTION OF THE LIMITATION. If the tests in (b) above are not satisfied, the Employer may, in its absolute discretion, either make an additional contribution on behalf of Non-Highly Compensated Employees under (I) below or distribute the Highly Compensated Employees' excess contributions under (II) below.

                  (I) ADDITIONAL CONTRIBUTION. If the tests in (b) above are not satisfied, the Employer may make an additional contribution to the Salary Reduction Account of each Participant who is a Non-Highly Compensated Employee. The contribution to such Participant's account will be equal to a percentage of his Compensation for the Plan Year and such percentage shall be the same for each such Participant. The contribution shall be nonforfeitable when made and shall be distributed only in accordance with the distribution provisions applicable to salary reduction contributions.

                  (II) DISTRIBUTION OF EXCESS CONTRIBUTION. If the Actual Deferral Percentage for Participants who are Highly Compensated Employees is more than the amount permitted under (b) for any Plan Year, the amount of the Excess Contributions for such Plan Year (and any income allocable to such contributions) shall be distributed before the close of the following Plan Year. The Administrator shall make reasonable efforts to cause such distribution to be made by March 15 of such following Plan Year.

                           For this purpose, Excess Contributions means with respect to a Plan Year, the excess of the aggregate amount of salary reduction contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under
                           (b)(I) or (II). The Excess Contribution shall be distributed commencing with a distribution to the Participant with the highest amount contributed for the Plan Year and reducing his contribution amount by an amount equal to the lesser of the amount necessary to relieve the Excess Contribution or the amount necessary to reduce his contribution amount to the next highest contribution amount. If more than one Participant has the highest contribution amount, such Participants shall have their contribution amounts decreased equally until the amount of reduction described in the preceding sentence is attained. The Administrator shall perform the procedure described in the preceding two sentences repeatedly until no Excess Contributions remain. If the distribution of Excess Contributions results in the distribution of any salary reduction contributions which were matched by the Employer, such matching contributions attributable to such salary reduction contributions shall also be distributed.

3.2      MATCHING CONTRIBUTIONS.

         (a) MATCHING CONTRIBUTIONS. The Employer shall contribute to each Participant's Matching Account in an amount equal to a percentage of the Participant's salary reduction contributions under Section 3.1(a) equal to 100% of the first 2% and 25% of the next 4% of such Participant's Compensation; provided, however, that the Employer may change the rate of matching contributions at any time by notifying Participants in sufficient time to adjust their salary reduction contributions prior to the start of the period for which the new matching contribution percentage applies. Matching contributions shall be made at least annually by the due date for filing the Employer's federal income tax return for the Plan Year (including extensions thereof) or at such earlier date or dates as the Employer may determine in its sole discretion.

         (b) ANNUAL LIMIT ON MATCHING CONTRIBUTIONS. Effective January 1, 1997, pursuant to Code section 401(m)(2), the average of the Actual Contribution Percentages for the Plan Year for the Highly Compensated Employees shall not exceed the greater of
                  (I) or (II) as follows:

                  (I) The average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the prior Plan Year multiplied by one and one-quarter (1.25); or

                  (II) The average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the prior Plan Year multiplied by two (2.0); subject, however, to the additional limitation that the average of the Actual Contribution Percentages for the Highly Compensated Employees for the Plan Year may not exceed the average of the Actual Contribution Percentages for the Non-Highly Compensated Employees for the prior Plan Year by more than two (2.0) percentage points.

                  For purposes of the foregoing, only those Highly Compensated Employees and Non-Highly Compensated Employees who are Participants in the Plan are taken into account. The Actual Contribution Percentage of any Participant who is not eligible for a matching contribution because he elects not to make any salary reduction contributions shall be zero.

                  The limitation of this Section 3.2(b) shall be applied for each Plan Year. The limit in Section 3.2(b)(II) shall be adjusted in accordance with Treasury Regulation Section 1.401(m)-2 to avoid duplicate use of the limit for any Highly Compensated Employee in violation of Code section 401(m)(9).

                  The Employer may, at its discretion, elect to have the "prior Plan Year" struck the preceding Sections (I) and (II) and replaced with "Plan Year." However, the Plan must be amended to reflect such election.

                  For Plan Years beginning after December 31, 2000, the Plan is permitted to change from "Plan Year" to "prior Plan Year" only if the "Plan Year" was used for each of the five (5) years prior the year of the change.

         (c) SATISFACTION OF THE LIMITATION. If the tests in (b) are not satisfied, the Employer may, in its absolute discretion, either make an additional contribution on behalf of Non-Highly Compensated Employees under (I) below or distribute (or forfeit, where forfeitable) the Highly Compensated Employees' excess contributions under (II) below.

                  (I) ADDITIONAL CONTRIBUTION. If the tests in (b) above are not satisfied, the Employer may make an additional contribution to the Matching Account of each Participant who is a Non-Highly Compensated Employee to satisfy such tests. The contribution to such Participant's account will be equal to a percentage of his Compensation for the Plan Year and such percentage shall be the same for each such Participant. The contribution shall be nonforfeitable when made and shall be distributed only in accordance with the distribution provisions applicable to matching contributions.

                  (II)     DISTRIBUTION OF EXCESS MATCHING CONTRIBUTION.

                           (A) METHOD OF REDUCTION. For this purpose, Excess Matching Contributions means with respect to a Plan Year, the excess of the aggregate amount of matching contributions actually paid over to the Trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under (b)(I) or
                                    (II). The Excess Matching Contributions
                                    shall be reduced commencing with the
                                    Participant with the highest amount
                                    contributed for the Plan Year and reducing his matching contribution amount by an amount equal to the lesser of the amount necessary to relieve the Excess Matching Contribution or the amount necessary to reduce his matching contribution amount to the next highest matching contribution amount. If more than one Participant has the highest matching contribution amount, such Participants shall have their matching contribution amounts decreased equally until the amount of reduction described in the preceding sentence is attained. The Administrator shall perform the procedure described in the preceding two sentences repeatedly until no Excess Matching Contributions remain.

                           (B) DISTRIBUTION (OR FORFEITURE) OF EXCESS OVER ANNUAL LIMIT. The Administrator shall either distribute to the affected Highly Compensated Employee, or where forfeitable, forfeit the amount of the Excess Matching Contributions determined under (A) above, plus any earnings attributable to the excess amount. Any such forfeiture shall be allocated pursuant to Section 5.2 and such allocation shall take place by the end of the Plan Year immediately following the Plan Year in which the Excess Matching Contributions were made.

3.3 DISCRETIONARY EMPLOYER CONTRIBUTIONS. THE EMPLOYER MAY, BUT SHALL NOT BE OBLIGATED TO, MAKE A CONTRIBUTION IN SUCH AMOUNT, IF ANY, AS THE EMPLOYER SHALL DETERMINE IN ITS SOLE DISCRETION. IF THE EMPLOYER DETERMINES THAT A DISCRETIONARY CONTRIBUTION SHALL BE MADE FOR A PLAN YEAR, THE CONTRIBUTION SHALL BE ALLOCATED TO THE DISCRETIONARY ACCOUNT OF EACH PARTICIPANT WHO IS CREDITED WITH 1,000 HOURS OF SERVICE DURING THE FISCAL YEAR ENDING WITHIN THE PLAN YEAR AND IS EMPLOYED BY THE EMPLOYER OR A RELATED EMPLOYER ON THE LAST DAY OF SUCH FISCAL YEAR, IN THE SAME PROPORTION THAT EACH SUCH PARTICIPANT'S COMPENSATION FOR THE PLAN YEAR BEARS TO THE TOTAL COMPENSATION OF ALL SUCH PARTICIPANTS FOR THE PLAN YEAR. NOTWITHSTANDING THE FOREGOING, ANY PARTICIPANT WHO TRANSFERS TO A RELATED EMPLOYER DURING A PLAN YEAR SHALL BE ELIGIBLE TO RECEIVE A DISCRETIONARY EMPLOYER CONTRIBUTION FOR SUCH PLAN YEAR, PROVIDED THAT IF SUCH PARTICIPANT IS CREDITED WITH LESS THAN 1,000 HOURS OF SERVICE WITH THE EMPLOYER PRIOR TO HIS TRANSFER, HIS TOTAL HOURS OF SERVICE WITH THE

         EMPLOYER AND THE RELATED EMPLOYER TO WHICH HE IS TRANSFERRED EQUAL OR EXCEED 1,000 HOURS OF SERVICE DURING THE FISCAL YEAR.

3.4      SUPPLEMENTAL CONTRIBUTIONS.

         (a) AMOUNT OF SUPPLEMENTAL CONTRIBUTIONS. Subject to the limitations set forth in Section 3.4(c), the Employer may, in its sole and absolute discretion, make supplemental contributions; provided, however, that no supplemental contributions shall be made for Plan Years beginning on and after January 1, 1999. The supplemental contribution shall be paid to the Trustee not later than the last date prescribed by law for filing the Employer's federal income tax return for the taxable year within which the Plan Year ends.

         (b) ALLOCATION FOR LONG-TERM NON-HIGHLY COMPENSATED EMPLOYEES. The Employer shall allocate supplemental contributions only to the Supplemental Accounts of Long-Term Non-Highly Compensated Employees in the ratio that the Compensation of the Long-Term Non-Highly Compensated Employee bears to the aggregate Compensation of all Long-Term Non-Highly Compensated Employees. A Long-Term Non-Highly Compensated Employee shall be eligible for an allocation only if he or she is, on the last day of the Fiscal Year ending within the Plan Year, an Eligible Employee or an employee of a Related Employer. "Long-Term Non-Highly Compensated Employee" means a Non-Highly Compensated Employee who has complete ten years of employment with the Employer. A Participant who is not a Long-Term Non-Highly Compensated Employee shall not be entitled to receive an allocation of supplemental contributions.

                  For purposes of the Fiscal Year beginning July 1, 1998, the Employer shall make a contribution for the period ending December 31, 1998. Such contribution shall be allocated to all Long-Term Non-Highly Compensated Employees employed on December 31, 1998 and any Employee who would have been a Long-Term Non-Highly Compensated Employee on June 30, 1999.

         (c) LIMIT ON SUPPLEMENTAL CONTRIBUTIONS. Supplemental contributions shall not exceed an amount equal to the FICA contribution rate in effect on the first day of the Plan Year, multiplied by the Participant's Compensation. For purposes of this Section 3.4(c), Compensation includes only base wages and commissions actually earned during the Plan Year and does not include (a) special awards, bonuses, extended work-week payments, and over-time payments, and (b) any Compensation in excess of the Social Security wage base in effect on the first day of the Plan Year.

3.5      ANNUAL LIMITATION ON CONTRIBUTIONS.

         (a) DEFINED CONTRIBUTION LIMIT. In no event shall the aggregate of a Participant's salary reduction, matching contributions and discretionary Employer contributions for any Plan Year exceed the lesser of:

                  (I) Thirty Thousand Dollars ($30,000), as adjusted under Code section 415(d); or

                  (II)     25% of the Participant's 415 Compensation.

         (b)      REALLOCATING EXCESS CONTRIBUTIONS. If the limitation in
                  Section 3.4(a) is exceeded, the excess amount for the Plan Year shall be reallocated from the following accounts, in the following order until the limit is met.

                  (I) Any salary reduction contributions (and any earnings thereon) made under Section 3.1 during the Limitation Year that have not been matched pursuant to Section
                           3.2 and earnings thereon shall be distributed to the Participant by the close of the following Limitation Year. Notwithstanding the foregoing, the Administrator should make its best efforts to distribute such contributions within two and half
                           (2 1/2) months after the close of the Limitation Year in which the excess contributions occurred. Such salary reduction contributions shall be distributed first under this Plan and next from any other qualified plan maintained by a Related Employer.

                  (II) To the extent that any salary reduction contributions made under Section 3.1 are matched pursuant to
                           Section 3.2, the excess amount shall be treated as a proportionate share of salary reduction contributions and corresponding matching contributions and any earnings thereon. The excess amount attributable to salary reduction contributions shall be distributed in accordance with paragraph (I) above and the excess amount attributable to matching contributions shall be held unallocated in a suspense account for the Limitation Year and used to reduce matching contributions for the subsequent Limitation Year (and succeeding Limitation Years, as necessary). Excess amounts attributable to matching contributions may not be distributed to Participants or Former Participants. Such salary reduction contributions shall be distributed and matching contributions shall be reallocated first under this Plan and next from any other qualified plan maintained by a Related Employer.

                  (III)    Any discretionary Employer contributions made under
                           Section 3.3 during the Plan Year and any earnings thereon shall be held unallocated in a suspense account for the Limitation Year and used to reduce discretionary Employer contributions for the subsequent Limitation Year (and succeeding Limitation Years, as necessary). Excess contributions under this paragraph may not be distributed to Participants or Former Participants. Such discretionary Employer contributions shall be reallocated first under this Plan and next from any other qualified plan maintained by a Related Employer.

         (c) NO EXCEEDING 415 LIMIT. In no event shall the amount of any benefit or annuity determined under this Plan exceed the maximum benefit permitted under Code section 415.

3.6 ROLLOVER CONTRIBUTIONS. The Administrator may, within its sole discretion, allow an Employee who is an Eligible Employee to have deposited on his behalf, a lump sum distribution received from:

         (a)      the trust of a qualified plan under Code section 401(a); or

         (b) an individual retirement account, provided that such account has no assets other than assets which were previously distributed to the Employee by another qualified plan, that the lump sum distribution received represents the entire amount in the individual retirement account, and that such amount met the other applicable requirements of Code section 408(d)(3) for rollover treatment on transfer to the individual retirement account.

         Amounts transferred into the Plan pursuant to the voluntary election of an Eligible Employee shall be maintained in the Participant's Rollover Account and shall be subject to the other provisions of this Plan. Amounts transferred into the Plan on account of the transfer of an Eligible Employee from a Related Employer to the Employer shall be maintained in the Participant's Transfer Accounts pursuant to Section 8.2.

3.7      REEMPLOYMENT OF RETURNING VETERANS.

         (a) RETROACTIVE CONTRIBUTIONS. Effective October 13, 1996, if a Participant is in qualified military service, as that term is defined under USERRA, and he returns to employment with the Employer within ninety (90) days of the end of his military leave (or such longer period of time as his reemployment rights are protected by law) such Employee shall be entitled to the following:

                  (I) The Participant may make salary reduction contributions to the Plan and designate them to a particular Plan Year, or Years, that he was out on military leave.

                  (II) To the extent the Participant makes contributions pursuant to (I) above, the Employer shall make matching contributions on such salary reduction contributions in accordance with the terms of the Plan in effect during the designated Plan Year.

                  (III) The Participant shall be entitled to have the Employer make discretionary Employer contributions on his behalf he otherwise would have been entitled to but for his absence due to the military leave.

                  The Participant shall be entitled to make the contributions described in (I) above during the period which begins on the Participant's reemployment date and ends upon the lesser of:
                  (i) the product of three (3) and the number of years the Employee was engaged in qualified military service under USERRA or (ii) five (5) years from the date of reemployment.

         (b)      LIMITATIONS.

                  (I) Contributions made pursuant to (a)(I) above shall not be taken into account in the Plan Year during which the contributions are made for purposes of determining whether the limit under Code section 402(g) is exceeded. Contributions shall be counted as elective deferrals in the Plan Year to which the Participant designated such contributions.

                  (II) Contributions pursuant to (a)(I) and (a)(II) above shall not be considered in determining the Actual Deferral Percentage or Actual Contribution Percentage of the Plan for any Plan Year.

                  (III) Contributions made pursuant to (a)(I)-(III) above, shall not be counted as an annual addition during the Limitation Year when they are made for purposes of
                           Section 3.5. Contributions shall be counted as annual additions for purposes of Section 3.5 in the Plan Year to which the contributions are designated.

         (c) COMPENSATION. For purposes of (a) and (b) above, the Administrator shall treat the Employee as receiving Compensation during the period of qualified military service equal to the amount of Compensation the Employee would have received from the Employer during such period, based on the rate of pay the Employee would have received from the Employer but for the absence due to military service or if such rate of pay is not reasonably certain, the Employee's average Compensation during (i) the twelve (12) month period immediately before the qualified military service or, (ii) if shorter, the period of employment immediately before the qualified military service.

         (d) CREDITING OF EARNINGS AND ALLOCATIONS OF FORFEITURES. A Participant who is entitled to a contribution pursuant to (a) above shall not be entitled to receive corresponding retroactive earnings attributable to such contribution nor shall he be entitled to participate in the allocation of any forfeiture that occurred while he was on qualified military service.

                                   SECTION 4
                                    VESTING

4.1      MATCHING AND DISCRETIONARY ACCOUNTS.

         (a) YEAR OF SERVICE. For purposes of this Section 4.1, an Employee will be credited with a Year of Service for each Fiscal Year during which the Employee completes at least one thousand (1,000) Hours of Service.

         (b) VESTING SCHEDULE. Effective as of January 1, 1999, a Participant's Matching Account and Discretionary Account shall vest in accordance with the following schedule:

                               Fiscal                         The Nonforfeitable
                           Years of Service                      Percentage is
                           ----------------                   ------------------
                             Less than 2                              0%
                                  2                                  50%
                              3 or more                             100%

                  For Participants who commenced employment with the Employer prior to January 1, 1999, the following vesting schedule shall apply:

                               Fiscal                         The Nonforfeitable
                           Years of Service                      Percentage is
                           ----------------                   ------------------
                             Less than 1                              0%
                                  1                                  20%
                                  2                                  50%
                              3 or more                             100%

                  Notwithstanding the foregoing, any Participant who commenced employment with the Employer prior to January 1, 1999 shall be 100% vested in his or her Discretionary Account as of such date.

                  In the case of any Participant who incurred five (5) consecutive One-Year Breaks-In-Service and was not fully vested prior to said Breaks-in-Service, Years of Service after such five (5) year period shall not be required to be taken into account for the purpose of determining the nonforfeitable percentage of his accrued benefit derived from matching contributions and discretionary Employer contributions which accrued before such five (5) year period.

                  In the case of any Participant who incurred five (5) consecutive One-Year Breaks-In-Service and had no nonforfeitable right to supplemental contributions (i.e., was 0% vested) prior to said Breaks-In-Service, Years of Service before such five (5) year period shall not be required to be taken into account for the purpose of determining the nonforfeitable percentage of his accrued benefit derived from matching contributions and discretionary Employer contributions that accrue after such five (5) year period.

         (c) EXCEPTIONS. A Participant's rights in his Matching Account and Discretionary Account will fully vest upon the earlier of:

                  (I)      Normal Retirement Age;

                  (II)     Disability; or

                  (III)    Death.

                  His rights will also fully vest if the Plan were to be terminated or all Employer contributions were permanently discontinued.

4.2 SALARY REDUCTION, SUPPLEMENTAL, RETIREMENT PLAN AND ROLLOVER ACCOUNTS. A Participant's Salary Reduction, Supplemental, Retirement Plan and Rollover Accounts shall fully vest immediately upon contribution and shall not be subject to forfeiture for any reason.

4.3 TRANSFER ACCOUNTS. A Participant's Transfer Account shall vest in accordance with the provisions of Section 8.2.

                                   SECTION 5
                                  FORFEITURES

5.1 FORFEITURE. Any portion of a Participant's Accounts in which he is not vested upon Termination of Employment will be forfeited upon his Termination of Employment.

5.2      ALLOCATION. Any forfeitures shall be used to either:

         (a) reduce the reasonable expenses of the administration of the Plan and Trust; or

         (b)      reduce the Employer's contributions under Sections 3.2(a) and
                  3.3 for the Plan Year in which the forfeiture occurs. If the Employer chooses not to make any contribution for such Plan Year, forfeitures shall be held unallocated in a suspense account and used to reduce the Employer's contribution for the first subsequent Plan Year that a matching contribution and/or a discretionary Employer contribution is made.

5.3 RESTORATION OF BENEFITS. The Employer shall restore a reemployed Employee's benefits which were forfeited under Section 5.1 if the Employee incurs less than five (5) consecutive One-Year
         Breaks-In-Service prior to reemployment and the Employee contributes to the Plan the amount of benefits previously distributed to him under
         Section 7 within five (5) years of the date of his reemployment.

                                   SECTION 6
                          ALLOCATIONS AND INVESTMENTS

6.1 INDIVIDUAL ACCOUNTS. The Administrator shall establish and maintain the Accounts described in Section 1.1 in the name of each Participant to which there shall be credited (or debited) such Participant's share of, respectively, salary reduction contributions, matching contributions, discretionary Employer contributions, supplemental contributions, and rollover contributions all as determined under Section 3, and any amounts transferred to the Plan pursuant to Section 8.2. The Administrator shall adjust, as of each Valuation Date, the balance of each Participant's Accounts to reflect the current market value of the Investment Funds in which such Accounts are invested. A Participant's interest in any Investment Fund shall be determined and accounted for based on his beneficial interest in any such fund, and no Participant shall have any interest in or rights to any specific asset of any Investment Fund.

6.2      INVESTMENT OF ACCOUNTS.

         (a) A Participant may elect to invest a portion of the aggregate of the amounts in his Accounts through an independent broker appointed by the Administrator. The maximum percentage that a Participant may invest in accordance with this paragraph (a) shall be determined by the Administrator, in its sole and absolute discretion.

         (b) The balance held for the benefit of each Participant in each Account shall be invested at the direction of each Participant among one or more of the Investment Funds as the Administrator may determine which are to be offered as investment choices for the Participant's investment election.

         (c) The Administrator shall provide Participants with directions as to how to obtain information sufficient to enable Participants to make informed investment directions. The Administrator, however, shall not provide investment advice to a Participant with respect to an investment.

         (d) Each Participant shall be responsible for directing the investment of all contributions in his Accounts. Participant investment directions shall be made in a manner prescribed by the Administrator. A Participant may elect to change

                  (1) his investment election for future contributions and (2) the investment of his existing Account balances. All such elections shall be made in a manner prescribed by the Administrator. Investments shall be made in one (1) or more of the Investment Funds made available under subsection (a) hereof.

                  An Eligible Employee making a rollover contribution may make a special investment election, applicable solely to such contribution. Each approved rollover contribution shall be transferred to the Trust fund as soon as reasonably practicable after it is paid to the Administrator. An Eligible Employee may also make a special investment election applicable to amounts transferred from the plan of a Related Employer pursuant to Section 8.2.

                  If a Participant fails to direct the manner in which his Accounts are to be invested, then he or she shall be deemed to have elected to have such Accounts invested entirely in the Investment Fund(s) designated by the Administrator for this purpose.

         (e) Subject to the terms and limitations of the various Investment Funds, each Participant may direct at such time or times as the Administrator may prescribe that amounts held in one or more of the Investment Funds described in subsection (a) hereof, may be transferred to, from or between such Investment Funds.

6.3 ALLOCATIONS OF EARNINGS AND LOSSES. Allocations of earnings and losses to Participant Accounts shall be accomplished as follows:

         (a) The dividends, capital gains distributions, and other earnings received on any share or unit of an Investment Fund that is specifically credited or earmarked to a Participant's Accounts under the Plan in accordance with the directed investment provisions of this Section 6 shall be allocated to such Accounts and immediately reinvested, to the extent practicable, in additional shares or units of such Investment Fund.

         (b) To the extent not otherwise provided in paragraph (a) above, the assets of each Investment Fund shall be valued by the Trustee at their current fair market value of as each Valuation Date, and the earnings and losses of the Investment Fund since the immediately preceding Valuation Date shall be allocated to the Accounts of all Participants with interests in that Investment Fund in the ratio that the fair market value of each such interest as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date, bears to the total fair market value of all such interests as of the immediately preceding Valuation Date, reduced by any distributions or withdrawals therefrom since such preceding Valuation Date.

6.4 ALLOCATION TO INDIVIDUAL ACCOUNTS. The Accounts of each Participant shall be adjusted as of each Valuation Date by (a) reducing such Accounts by any Plan administrative expenses, distributions, and/or withdrawals made therefrom since the preceding Valuation Date, and then
         (b) increasing or reducing such Accounts by the Participant's share of earnings and losses, determined pursuant to Section 6.3, and the expense of administering the Investment Funds since the preceding Valuation Date, and (c) crediting such Accounts with any contributions allocated thereto since the preceding Valuation Date.

6.5 FIDUCIARY RESPONSIBILITY. This Plan is intended to constitute a plan described in ERISA section 404(c), and Title 29 of the Code of Federal Regulations Section 2550.404c-1. Neither the Employer, the Administrator, the Trustee, nor any other Plan fiduciary shall be liable for any losses which are the result of investment instructions provided by any Participant, beneficiary or alternate payee, as that term is defined in Code section 414(p).

6.6 CHANGE OF INVESTMENT FUNDS. The Administrator and/or the Trustees or Investment Manager, if chosen by the Administrator and/or Trustees, may change the Investment Funds at its/their sole and absolute discretion. To the extent an Investment Fund is changed, the Administrator may, in its sole and absolute discretion, direct that the amounts held in the old Investment Fund be transferred to a comparable Investment Fund within the Plan.

                                   SECTION 7
                                 DISTRIBUTIONS

7.1 DISTRIBUTIONS UPON TERMINATION OF EMPLOYMENT. Upon a Participant's Termination of Employment, such Participant shall be entitled to a distribution of his vested Accounts as set forth below. An Employee shall not incur a Termination of Employment solely because he transfers from the Employer to a Related Employer.

         (a) TERMINATION OF EMPLOYMENT WITH VESTED ACCRUED BENEFITS OF $5,000 OR LESS. If a Participant's vested accrued benefits under the Plan have never exceeded $5,000 he shall receive his vested accrued benefits under the Plan in a lump sum payment as soon as administratively feasible following the receipt of request for such distribution or the date the Administrator determines the value of the Participant's Accounts for purposes of distribution. The value of the accrued benefits to be distributed shall be based on the value of his Accounts on the Valuation Date on or immediately preceding that the Participant's request for distribution is processed. Such distribution shall be deemed to have occurred if the vested portion of the Participant's Accounts is equal to zero.

         (b) TERMINATION OF EMPLOYMENT WITH VESTED ACCRUED BENEFITS OF MORE THAN $5,000. If a Participant's vested accrued benefits ever exceeded $5,000 he shall receive such benefits as described below. Notwithstanding any provision of this Section 7.1(b) to the contrary, the distribution of a Participant's Transfer Accounts shall be determined solely in accordance with the provisions of Section 8.2.

                  (I) ELECTION TO RECEIVE DISTRIBUTION. Upon a Participant's separation from service, such Participant may elect to receive his vested accrued benefits under the Plan in the form of a lump sum any time on or after the day of his separation from service. Such distribution shall be made as soon as administratively feasible following the receipt of his request for such distribution or the date the Administrator determines the value of the Participant's vested Accounts for purposes of distribution. The value of the accrued benefits to be distributed shall be based on the value of his vested Accounts as of the Valuation Date on or immediately before the Participant's request for distribution is processed. Such request shall be made on a form prescribed or approved by the Administrator.

                           A Participant's election to receive a distribution shall be made in a form prescribed or approved by the Administrator. Distribution shall occur as soon as reasonably practicable following the receipt of the completed election. ____________

                           Notwithstanding the foregoing, however, a Participant who is married on the Annuity Starting Date and who has elected a Pre-Retirement Survivor Annuity under Plan Section 7.1(c)(II)(A) must receive his value of his vested accrued benefits in the form of a Qualified Joint and Survivor Annuity unless he waives the Qualified Joint and Survivor Annuity in accordance with 7.1(b)(III) below.

                  (II) ELECTION OF DIFFERENT FORM OF PAYOUT. A Participant hired prior to January 1, 2000 may elect to waive the lump sum form of payment in Section 7.1(b)(I) above and instead elect to receive his benefits in one of the following optional forms of benefits with payment commencing as of his Annuity Starting Date.

                           (A)      An annuity as described in either (i) or
                                    (ii) below:

                                    (i)      MARRIED PARTICIPANTS. A Participant
                                             who is married on his Annuity
                                             Starting Date and elects an annuity
                                             shall commence receiving his
                                             benefits in the form of a Qualified
                                             Joint and Survivor Annuity.

                                    (ii)     UNMARRIED PARTICIPANTS. A
                                             Participant to whom
                                             7.1(b)(II)(A)(i) does not apply and
                                             elects an annuity shall commence
                                             receiving his benefits in the form
                                             of a Life Annuity.

                  (III) WAIVER OF THE QUALIFIED JOINT AND SURVIVOR ANNUITY. Any Participant who has elected a Pre-Retirement Survivor Annuity in accordance with 7.1(c)(II)(A) or a Qualified Joint and Survivor Annuity or Life Annuity in accordance with 7.1(b)(II)(A) and subsequently desires to change the election to another form of payment may elect a different form of payment in accordance with the following:

                           (A) ELECTION OF A DIFFERENT FORM OF PAYOUT. A Participant may elect to receive his benefits in one of the following optional forms of benefits with payment commencing as of his Annuity Starting Date:

                                    (i)      Straight life annuity providing
                                             payments at least annually;

                                    (ii)     Single life annuity with 5-, 10-,
                                             or 15-year certain periods (but not
                                             to exceed the current life
                                             expectancy of the participant or
                                             beneficiary, whichever is longer),
                                             or installment refund, providing
                                             payments at least annually;

                                    (iii)    Fixed period annuity for any period
                                             of whole months not less than 60
                                             months (and not to exceed the
                                             current life expectancy of the
                                             Participant or beneficiary,
                                             whichever is longer);

                                    (iv)     Qualified Joint and Survivor
                                             Annuity with 50 or 100 survivorship
                                             percentage or installment refund,
                                             providing payments at least
                                             annually.

                           (B) NOTICE REQUIREMENTS. The Administrator shall provide the Participant no less than thirty
                                    (30) days and no more than ninety (90) days before the Annuity Starting Date a written explanation, in a manner calculated to be understood by such Participant, of:

                                    (i)      the terms and conditions of the
                                             Qualified Joint and Survivor
                                             Annuity or Life Annuity,

                                    (ii)     the Participant's right to make and
                                             the effect of an election to waive
                                             the Qualified Joint and Survivor
                                             Annuity or Life Annuity,

                                    (iii)    in cases where the Participant is
                                             married, the right of the
                                             Participant's spouse to consent to
                                             any election to waive the Qualified
                                             Joint and Survivor Annuity, and

                                    (iv)     the right of the Participant to
                                             revoke such election and the effect
                                             of such revocation.

                                    A Participant may elect (with the consent of his spouse, if any) to waive the requirement that such notice be provided no less than thirty (30) days prior to the date of distribution if the distribution begins more than seven (7) days after the above notice is provided.

                           (C) CONSENT REQUIREMENTS. If the Participant is married and elects to receive benefits in any annuity form other than a Qualified Joint and Survivor Annuity, the Participant's spouse must irrevocably consent to such election and must acknowledge the effect of such election. Such consent must be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury Regulations. The election by the Participant to receive benefits in any annuity form other than a Qualified Joint and Survivor Annuity with his spouse's consent may be revoked by the Participant in writing without consent of the spouse at any time prior to the Annuity Starting Date. The number of revocations shall not be limited. Any change of election from a Qualified Joint and Survivor Annuity to another form of payment must also comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

                  (IV) MANDATORY DISTRIBUTION DATE. In no event shall distributions commence later than April 1 of the calendar year following the later of (1) the calendar year in which the Participant attains age 70 1/2, or
                           (2) the calendar year in which the Participant retires. If the Participant owns 5 percent or more of the stock of the Company, distributions must begin by April 1 of the calendar year following the year in which the Participant attains age 70 1/2.

                           Notwithstanding the foregoing, a Participant who attains age 70 1/2 before January 1, 1999 may elect to commence receiving his or her benefits no later than April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

         (c)      PRE-RETIREMENT DEATH BENEFITS.

                  (I) FORM AND TIMING OF PAYOUT. If a Participant dies prior to his Annuity Starting Date his beneficiary shall receive his accrued benefits under the Plan in the form of a lump sum as soon as administratively feasible following the date the Administrator determines the value of the Participant's Accounts for purposes of distribution. The value of the accrued benefits to be distributed shall be based on the value of the Participant's Accounts on the Valuation Date on or immediately before the distribution is processed.

                  (II)     WAIVER OF LUMP SUM PAYMENT.

                           (A) ELECTION. A married Participant hired prior to January 1, 2000 may elect to waive the lump sum payment in Section 7.1(c)(I) above and have his spouse receive survivor benefits in the form of a Pre-Retirement Survivor Annuity. The Participant must make such election in writing.

                           (B)      CHANGE OF ELECTION

                                    (i)     EFFECT OF CHANGE OF ELECTION. A
                                            Participant who has elected to
                                            receive benefits in the form of a
                                            Pre-Retirement Survivor Annuity in
                                            Section 7.1(c)(II)(A) above may
                                            change that election, and:

                                            (a)      have his spouse receive
                                                     survivor benefits in the
                                                     form of a lump sum or an
                                                     alternative form of payment
                                                     under 7.1(b)(II); or

                                            (b)      designate someone other
                                                     than his spouse as
                                                     beneficiary and have the
                                                     designated beneficiary
                                                     receive survivor benefits
                                                     in the form of a lump sum
                                                     or an alternative form of
                                                     payment under 7.1(b)(II).

                                            The Participant must make such
                                            change of election in writing. He
                                            may make it any time but if he is
                                            younger than 35 such change of
                                            election shall become null and void
                                            on the first day of the Plan Year in
                                            which he attains age 35.
                                            Nevertheless, he may make another
                                            change of election beginning with
                                            the first day of the Plan Year in
                                            which he attains age 35.

                                            The Participant's surviving spouse
                                            must consent to such change of
                                            election. Such consent shall be
                                            irrevocable and must acknowledge the
                                            effect of such change of election
                                            and be witnessed by a Plan
                                            representative or a notary public.

                                    (ii)    NOTICE REQUIREMENTS.

                                            (a)      TERMS OF NOTICE. If the
                                                     Participant desires to make
                                                     a change of election in
                                                     7.1(c)(II)(A) above, the
                                                     Administrator shall provide
                                                     the Participant with a
                                                     written explanation of:

                                                     (I)      the terms and
                                                              conditions of the
                                                              Pre-Retirement
                                                              Survivor Annuity,

                                                     (II)     the Participant's
                                                              right to continue
                                                              the Pre-Retirement
                                                              Survivor Annuity,

                                                     (III)    the right of the
                                                              Participant's
                                                              spouse to consent
                                                              to any election to
                                                              change his
                                                              designated
                                                              beneficiary; and

                                                     (IV)     the right of the
                                                              Participant to
                                                              revoke such
                                                              election, and the
                                                              effect of such
                                                              revocation.

                                            (b)      TIMING OF NOTICE. Such
                                                     written explanation must be
                                                     provided to the Participant
                                                     who has elected the
                                                     Pre-Retirement Survivor
                                                     Annuity under Section
                                                     7.1(c)(II)(A) above no
                                                     later than the latest of:

                                                     (I)      The period
                                                              beginning with the
                                                              first day of the
                                                              Plan Year in which
                                                              the Participant
                                                              attains age 32 and
                                                              ending with the
                                                              close of the Plan
                                                              Year preceding the
                                                              Plan Year in which
                                                              the Participant
                                                              attains age 35;

                                                     (II)     A reasonable
                                                              period ending
                                                              after the Plan no
                                                              longer fully
                                                              subsidizes the
                                                              cost of the
                                                              Pre-Retirement
                                                              Survivor Annuity
                                                              with respect to
                                                              the Participant;

                                                     (III)    A reasonable
                                                              period ending
                                                              after Code Section
                                                              401(a)(11) applies
                                                              to the
                                                              Participant; or

                                                     (IV)     A reasonable
                                                              period after
                                                              separation from
                                                              service in the
                                                              case of a
                                                              Participant who
                                                              separates before
                                                              attaining age 35.
                                                              For this purpose,
                                                              the Administrator
                                                              must provide the
                                                              explanation at the
                                                              time of separation
                                                              or within one year
                                                              after separation.

         (c)      BENEFICIARIES.

                  (I) MARRIED PARTICIPANTS. In the case of a married Participant, the Participant's sole beneficiary shall be his spouse. If the Participant wishes to change his beneficiary to a person(s) other than his spouse, such election must be in writing and consented to by the Participant's spouse. Such consent will be irrevocable and must acknowledge the effect of such change of election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by applicable Treasury Regulations.

                           The election by the Participant to change beneficiaries and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time prior to the Annuity Starting Date. The number of revocations shall not be limited. A former spouse's consent shall not be binding on a new spouse.

                  (II) ABSENCE OF VALID DESIGNATION OF BENEFICIARIES. If a Participant has no valid beneficiary designation on file with the Company, or his beneficiary has predeceased him, the Administrator shall designate as the beneficiary, in the following order of priority: surviving spouse, surviving children, including adopted children, in equal shares; surviving parents, in equal shares; or the Participant's estate. The Administrator's determination of this matter shall be binding.

7.2      DISTRIBUTIONS DURING EMPLOYMENT.

         (a)      HARDSHIP WITHDRAWALS.

                  (I) WITHDRAWAL. A Participant may withdraw some or all of his salary reduction, rollover, transfer, retirement and supplemental contributions, in such order, but only to:

                           (A) Pay for medical expenses as described in Code Section 213(d) previously incurred by the Employee, the Employee's spouse or any dependents of the Employee (as defined in Code Section 152) or necessary for these persons to obtain medical care described in Code Section 213(d);

                           (B) Purchase (excluding mortgage payments) a principal residence of the Employee;

                           (C) Pay for tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Employee, his or her spouse, children, or dependents (as defined in Code Section
                                    152); or

                           (D) Prevent the eviction of the Employee from his principal residence or foreclosure on the mortgage of the Employee's principal residence.

                  (II)     PREREQUISITES FOR WITHDRAWAL.

                           (A) If the Participant is married, then his spouse must consent to the hardship withdrawal.

                           (B) The distribution may not exceed the amount necessary to pay the expenses (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution) described in Plan Section 7.4(a)(I)(A) - (D) above.

                           (C) The Participant must first obtain all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under this Plan or any other plan maintained by the Company.

                  (III)    RESTRICTIONS ON WITHDRAWALS.

                           (A) No investment income related to salary reduction contributions may be withdrawn.

                           (B) Any withdrawal pursuant to this Section 7.2(a) must first be obtained from a Participant's Salary Reduction Account. If the amount needed to alleviate the Participant's financial hardship (including the expenses described in Plan Section 7.2(a)(ii)(B)) exceeds the sum of the amounts contributed to the Participant's Salary Reduction Account, the Participant may withdraw the balance, if available, in the following order from his:

                                    (i)      Rollover Account;

                                    (ii)     Transfer Accounts;

                                    (iii)    Retirement Plan Accounts; and

                                    (iv)     Supplemental Account.

                           (C) Amounts contributed to a Participant's Salary Reduction Account for purposes of satisfying the Actual Deferral Percentage Test, in accordance with Section 3.1(c)(I), may not be withdrawn under this Section 7.2(a).

                  (IV)     EFFECT OF DISTRIBUTION.

                           (A) The Participant will not be permitted to make salary reduction contributions to this Plan or any other plan maintained by the Company (which includes a stock option, stock purchase or similar plan, but does not include a cafeteria plan to which salary reduction contributions are used to purchase health and welfare benefits) for at least twelve (12) months after receipt of the hardship withdrawal.

                           (B) The amount of the Participant's salary reduction contributions made in the calendar year of receipt of the hardship withdrawal will be used to reduce the Participant's maximum limit under Code section 402(g) for the following calendar year.

                  (IV) MECHANICS. A Participant may apply for a hardship distribution by making a request in a form prescribed or approved by the Administrator. Distribution shall occur as soon as reasonably practicable following the receipt of the request and determination by the Administrator that the request meets the requirements in Sections 7.3(a)(I) and (II) above.

         (b) IN-SERVICE DISTRIBUTION. In-service distributions are available from the Plan as described below. Notwithstanding any provision of this Section 7.2(b) to the contrary, in-service distributions from a Participant's Transfer Accounts shall be determined solely in accordance with the provisions of Section 8.2.

                  (I) On or after attaining age 59 1/2, a Participant may elect to receive a distribution of all or part of his vested Accounts.

                  (II) A Participant may elect to receive a distribution of all or part of his Retirement Plan After-Tax Account at any time.

                  A Participant shall make such election in a form prescribed by the Administrator at any time during the Plan Year. If the Participant is married, then his spouse must consent to any distribution under this Section 7.2(b). Distribution shall occur as soon as reasonably practicable following the receipt of the request by the Administrator and the Administrator's determination of the value of the Participant's Accounts for purposes of distribution. The value of the accrued benefits to be distributed shall be based on the value of his Accounts on the Valuation Date that the request for withdrawal is processed.

7.3 LOANS. The Employer may adopt a loan policy for Participants and beneficiaries under the Plan. The loan policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types and amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral which may secure the loan; and
         (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. This Section 7.3 specifically incorporates a written loan policy, if any, as part of the Plan. If the Participant is married, then his or her spouse must consent to any loan under this Section 7.3.

7.4 INCOMPETENCE OF DISTRIBUTEE. If the Administrator shall receive evidence satisfactory to it that a Participant or any beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of the Participant or beneficiary and that no guardian, committee or other representative of the estate of the Participant or beneficiary shall have been duly appointed, the Administrator may make payment of such benefit otherwise payable to the Participant or beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

7.5      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.

         (a) If the Trustee cannot make payment of any amount to, or on behalf of, a Participant or beneficiary within five (5) years after such amount becomes payable because such Participant or beneficiary is missing, the Employer, at the end of such five-year period, shall direct that all unpaid amounts which would have been payable to or on behalf of such Participant or beneficiary shall be treated as a forfeiture provided that the Employer uses the appropriate letter forwarding service provided by the Internal Revenue Service as described in Revenue Procedure 94-22 to attempt to locate the missing Participant or beneficiary prior to such forfeiture. For purposes of this section, a Participant or beneficiary shall be deemed missing if the Employer mails by registered or certified mail to Participant's or beneficiary's last known address a written demand for his current address or proof that he is alive, and such Participant or beneficiary shall fail to provide the same within one (1) year of the mailing of such demand.

         (b) If any amounts are treated as forfeitures under subsection (a) and subsequently the Participant claims such amount, the Trustee shall distribute such benefit to the Participant.

7.6      DIRECT ROLLOVER.

         (a) GENERAL. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 7.6, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         (b)      DEFINITIONS.

                  (I) ELIGIBLE ROLLOVER DISTRIBUTION. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten (10) years or more, any distribution to the extent such distribution is required under Code section 401(a)(9); any withdrawal made on account of a Participant's financial hardship in accordance with
                           Section 7.2(a); and the portion of any distribution that is not includable in gross income.

                  (II) ELIGIBLE RETIREMENT PLAN. An eligible retirement plan is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (III) DISTRIBUTEE. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (IV) DIRECT ROLLOVER. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

7.7 PAYMENTS MADE PURSUANT TO A QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding any other provision of this Plan, the Administrator may direct the distribution of any portion of the Participant's Accounts payable to an alternate payee (as defined in Code section 414(p)(8)) pursuant to a qualified domestic relations order (as defined in Code section 414(p)) prior to the date on which the Participant attains his or her earliest retirement age (as defined in Code section 414(p)(4)), provided that the Administrator has properly notified the affected Participant and each alternate payee of the order and has determined that the order is a qualified domestic relations order. The alternate payee shall be paid his or her separate accounts or his or her percentage of the Participant's accounts in a lump sum payment unless the domestic relations order specifies a different manner of payment permitted by the Plan. The alternate payee shall not be required to consent to such lump sum payment.

                                   SECTION 8
                           EMPLOYEE TRANSFERS BETWEEN
                       THE EMPLOYER AND RELATED EMPLOYERS

8.1 TRANSFER FROM THE EMPLOYER TO A RELATED EMPLOYER. A Participant who transfers employment from the Employer to a Related Employer shall not be considered as having a Termination of Employment. Upon such transfer, the Administrator may direct that the Accounts of the Participant be transferred into the Related Employer's plan.

8.2 TRANSFER TO THE EMPLOYER FROM A RELATED EMPLOYER. An Eligible Employee who transfers employment to the Employer from a Related Employer shall become a Participant in the Plan upon his employment date with the Employer. Upon such transfer, the Administrator may allow for the transfer of the accounts maintained for the Participant in the Related Employer's plan into the Plan.

         (a) ESTABLISHMENT OF TRANSFER ACCOUNTS. The accounts transferred from the Related Employer's plan shall be maintained in the Transfer Accounts described in Appendix I, and shall consist of the Participant's entire interest (the vested and non-vested portions of his accounts) in the Related Employer's plan, including the outstanding balance of any Participant loans.

         (b) VESTING IN TRANSFER ACCOUNTS. All amounts in a Participant's Transfer Accounts shall continue to be subject to the vesting schedule of the plan or plans from which such amounts originated.

         (c) DISTRIBUTIONS OF TRANSFER ACCOUNTS. Notwithstanding any provision of Section 7 to the contrary, all amounts in a Participant's Transfer Accounts shall continue to be subject to the distribution and in-service withdrawal provisions (other than hardship withdrawals pursuant to Section 7.2(a)) of the plan or plans from which such amounts originated.

                                   SECTION 9
                           AMENDMENT AND TERMINATION

9.1 AMENDMENT. The Employer reserves the right to amend the Plan at any time and from time to time, in whole or in part, including, without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provision of Code section

         401(a). However, except as set forth in Section 9.3, no such amendment shall (1) cause any part of the assets of the Plan and Trust to revert to or be recoverable by the Employer or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants, and beneficiaries; (2) deprive any Participant, former Participant, or beneficiary of any benefit already vested; (3) alter, change, or modify the duties, powers, or liabilities of the Trustees without their written consent; or (4) permit any part of the assets of the Plan and the Trust to be used to pay premiums or contributions of the Employer under any other plan maintained by the Employer for the benefit of its Employees. No amendment to the vesting schedule shall deprive a Participant of his rights to benefits accrued to the date of the amendment. Further, if an amendment to the vesting schedule of the Plan reduces the vesting percentage of a Participant with at least three (3) Years of Service (as defined in Section 4.1), the Participant may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to the amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of (1) sixty (60) days after the amendment is adopted, (2) sixty (60) days after the amendment becomes effective, (3) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or by the Administrator.

9.2 TERMINATION, PARTIAL TERMINATION, OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS. Although the Employer has established the Plan with the intention and expectation that it will make contributions indefinitely, nevertheless the Employer shall not be under any obligation or liability to continue its contributions or to maintain the Plan for any given length of time. The Employer may in its sole and absolute discretion discontinue contributions or terminate the Plan in whole or in part in accordance with its provisions at any time without any liability for the discontinuance or termination. If the Plan shall be terminated or partially terminated or if contributions of the Employer shall be completely discontinued, the rights of all affected Participants in their Accounts shall become one hundred percent (100%) vested and nonforfeitable notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

9.3      PERMISSIBLE REVERSIONS.

         (a)      Notwithstanding any other provision of the Plan:

                  (I) To the extent the Employer's contributions are made by reason of a mistake of fact, they may be returned to the Employer within one year from the date of contribution.

                  (II) The Employer's contributions are conditioned on their deductibility for federal income tax purposes, to the extent the deduction is disallowed they may be returned to the Employer within one year from the date of the disallowance.

         (b) The amounts that may be returned to the Employer under Sections 9.3(a)(I) and 9.3(a)(II) above shall be the excess of the amounts contributed over the amounts that would have been contributed had there not been a mistake of fact or mistake in determining the deduction, as applicable. No earnings on the mistaken or nondeductible contributions may be returned to the Employer and losses sustained by the Trust after the date of contribution shall proportionately reduce the amount that may be returned to the Employer.

                                   SECTION 10
                                     CLAIMS

10.1 GENERAL. Distribution of the accrued benefits under the Plan will normally be made without a Participant (or beneficiary) having to file a claim for benefits. However, a Participant (or beneficiary) who does not receive a distribution to which he believes he is entitled may present a claim to the Administrator for any unpaid benefits. All questions and claims regarding benefits under the Plan shall be acted upon by the Administrator. Each Participant (or beneficiary) who wishes to file a claim for benefits with the Administrator shall do so in writing, addressed to the Administrator or to the Employer.

10.2 INSUFFICIENCY OF CLAIM. If the Participant (or beneficiary) has failed to submit sufficient information to determine whether, or to what extent, benefits are covered or payable under the Plan, the Administrator shall notify the Participant (or beneficiary) as soon as possible (but not later than forty-five (45) days) after the Administrator initially received the benefit claim of the specific information necessary to complete the claim. The Participant (or beneficiary) shall have one hundred and eighty (180) days after receipt of such notification to furnish the specified information to the Administrator. The Administrator shall notify the Participant (or beneficiary) of its determination within forty-five (45) days after the earlier of the Administrator's receipt of such additional information, or the end of the one hundred and eighty (180) day period.

10.3 CLAIM REVIEW. If the claim for benefits is wholly or partially denied, the Administrator shall notify the Participant (or beneficiary) in writing of such denial of benefits within a reasonable period of time (not to exceed ninety (90) days) after the Administrator initially received the benefit claim. If additional time is needed to process the claim, the Administrator shall provide the Participant (or beneficiary) with notice of the extension prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Administrator expects to make the benefit determination. Any notice of a denial of benefits shall advise the Participant (or beneficiary) of:

         (a)      the specific reason or reasons for the denial;

         (b) reference to the specific provisions of the Plan provisions (including any internal rules, guidelines, protocols, criteria, etc.) on which the denial is based;

         (c) a description of the Plan's review procedures and the time limits on applicable to such procedures; and

         (d) a description of any additional material or information necessary for the Participant (or beneficiary) to complete his claim and an explanation of why such material or information is necessary.

10.4 RIGHT OF APPEAL. Each Participant (or beneficiary) whose claim for benefits has been denied shall have the opportunity to file with the Administrator a written request for a full and fair review of his claim, to be provided, upon request, reasonable access to and copies of all documents, records, and other information relevant to his claim (without regard to whether such documents, records, or information were considered or relied upon in the initial denial of the claim) and to submit written comments, documents, records, and other information regarding his claim. Such written request for review of his claim must be filed by the Participant (or beneficiary) within sixty (60) days after receipt of written notification of the denial of his claim.

10.5 REVIEW OF APPEAL. The Administrator shall schedule an opportunity for a full and fair hearing of the issue within the next thirty (30) days. The review shall not afford deference to the initial denial, and will take into account all comments, documents, records, and other information submitted by the Participant (or beneficiary) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination, and shall be conducted by an appropriate named fiduciary who is neither the party who made the initial denial of the claim or the party's subordinate. The decision will be made within thirty (30) days thereafter and communicated in writing to the Participant (or beneficiary) unless special circumstances require an extension of time, in which case the Participant (or beneficiary) shall be notified of the decision as soon as possible (but not later than one hundred and twenty (120) days) after the Administrator's receipt of the request for review. Such written notice shall set forth the information described in paragraphs 10.3(a) and 10.3(b) above and shall also include:

         (a) a statement that upon request, the Participant (or beneficiary) is entitled to receive reasonable access to and copies of all documents and records relevant to his claim for benefits, without regard to whether such records were considered or relied upon in the denial of the claim upon review, including any reports and the identities of any experts whose advice was obtained; and

         (b) a statement of the Participant's (or beneficiary's) right to bring a civil action under ERISA section 502(a) following a denial of the claim after review.

         All notices by the Administrator denying a claim for benefits, and all decisions on requests for a review of the denial of a claim for the benefits, shall be written in a manner calculated to be understood by the Participant (or beneficiary) filing the claim or requesting the review.

                                   SECTION 11
                                 ADMINISTRATION

11.1 NAMED FIDUCIARIES FOR ADMINISTRATION OF PLAN AND FOR INVESTMENT AND CONTROL OF PLAN ASSETS.

         (a) BOARD OF DIRECTORS. The Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:

                  (I) Making decisions with respect to the selection, retention, or removal of the Trustees;

                  (II)     Appointing, retaining, and removing the
                           Administrator; and

                  (III) Periodically reviewing the performance of the Trustees, the Administrator, and persons to whom duties have been allocated or delegated.

         (b) The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate its duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable on such notice as the Board of Directors deems reasonable and prudent under the circumstances.

11.2     PLAN ADMINISTRATOR.

         (a) DESIGNATION OF PLAN ADMINISTRATOR. The Administrator shall administer the Plan. The Board of Directors may replace the Administrator at any time, with or without cause. The Administrator is designated as the agent of the Plan for the service of legal process. The Administrator may resign by giving to the Employer thirty (30) days' prior written notice.

         (b) FUNCTIONS AND POWERS. The Administrator's duties shall include, without limitation, powers with respect to the administration of the Trust as may be conferred upon it by the Trust. The Administrator shall have the exclusive right and discretionary authority to carry out its responsibilities hereunder, including (but not limited to) the following:

                  (I) to make (and enforce by suspension or forfeiture) such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

                  (II) to construe and interpret the Plan, the Trust, the summary plan description and all other Plan documents, in its sole and absolute discretion, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

                  (III) to decide questions concerning the Plan and the eligibility of any Employee to participate therein and the right of any person to receive benefits thereunder in its sole and absolute discretion;

                  (IV)     to decide any dispute arising under the Plan;

                  (V) to compute the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan;

                  (VI)     to authorize all disbursements by the Trustees;

                  (VII) to prescribe and require the use of such forms as it shall deem necessary or desirable in connection with the administration of the Plan;

                  (VIII) to fix the criteria to be followed in determining the market value of any security or property held in the Trust or the amount of any unliquidated charge, expense, or obligation of the Trust;

                  (IX) to establish and monitor policy of proxy voting by the Trustees for stock held for the Plan consistent with regulations and rulings of the U.S. Department of Labor;

                  (X)      to supply any omissions in the Plan;

                  (XI)     to reconcile and correct any errors or
                           inconsistencies in the Plan; and

                  (XII) to make equitable adjustments for any mistakes or errors made in the administration of the Plan.

                  The Administrator shall establish rules and regulations and shall take other necessary or proper action to carry out its duties and responsibilities.

11.3 ACTIONS CONCLUSIVE. All actions and decisions taken by the Administrator shall be final and conclusive and binding on all persons having any interest in the Plan or Trust or in any benefits payable thereunder.

11.4 APPOINTMENT OF AGENTS. The Administrator may employ or engage such accountants, counsel, other experts, and other persons as it deems necessary in connection with the administration of the Plan.

11.5 RELIANCE ON OPINIONS, ETC. The Administrator and each member thereof and each person to whom it may delegate any power or duty in connection with administering the Plan shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by them or any of them in good faith reliance upon any valuation, certificate, opinion, or report which shall be furnished to them or any of them by the Trustees or by any accountant, counsel, other expert, or other person who shall be employed or engaged by the Trustees or the Administrator.

11.6 RECORDS AND ACCOUNTS. The Administrator shall keep or cause to be kept all data, records and documents pertaining to the administration of the Plan, and shall execute all documents necessary to carry out the provisions of the Plan. The Administrator shall advise the Trustees of such facts as may be pertinent to the Trustees' administration of the Trust and shall give proper instruction to the Trustees for carrying out the purpose of the Plan.

11.7     PAYMENT OF EXPENSES.

         (a) Subject to the provisions of paragraph (b) below, expenses in connection with the administration of the Plan and Trust including commissions, taxes, and expenses of the Trustees and of any accountant, recordkeeper or other person or entity who shall be employed by the Administrator or Trustees in the administration thereof, shall be paid by the Trust unless paid by the Employer. The Administrator may determine that expenses paid by the Trust shall be deducted from the Participants' Accounts or allocated among Participants' Accounts on either a proportionate or flat fee basis. Furthermore, the Administration may charge a Participant's

                  Account for the expense associated with a specific optional feature that the Participant elected.

         (b) In the event of permanent discontinuance of contributions or termination any further payment of expenses which arise or have arisen in connection with the administration of the Plan and Trust shall be paid by the Trust unless paid by the Employer.

11.8 LIABILITY. The Administrator shall incur no liability for any action taken or not taken in good faith reliance on advice of counsel, who may be counsel for the Employer or taken or not taken in good faith reliance on a determination as to a matter of fact which has been represented or certified by a person reasonably believed to have knowledge of the fact so represented or certified, or taken or not taken in good faith reliance on a recommendation or opinion expressed by a person reasonably believed to be qualified or expert as to any matter where it is reasonable or customary to seek or rely on such recommendations or opinions. Nor shall any employee of the Administrator be liable for the wrongful or negligent conduct of any other or any person having fiduciary responsibilities with respect to the Plan unless he (i) knowingly participates in or undertakes to conceal an act or omission of such other person knowing the act or omission is a breach of fiduciary duty, (ii) by failing to act solely in the interests of Participants and beneficiaries or to exercise the care, skill, prudence and diligence under the circumstances prevailing from time to time that a prudent man acting in a like capacity and familiar with such matters would exercise, has enabled the other fiduciary to commit a breach of his obligation, or (iii) he has knowledge of a breach by the other fiduciary and does not make reasonable efforts under the circumstances to remedy it. Except as otherwise affirmatively required by ERISA, the Administrator shall not be required to post a bond. The Employer shall jointly and severally indemnify any employee and hold them harmless from loss, liability and expense in respect of the Plan, including the legal cost of defending claims and amounts paid in satisfaction or settlement thereof provided only that no indemnification is intended that would be void as against public policy under ERISA.

                                   SECTION 12
                                TRUST AGREEMENT


12.1 THE TRUST AGREEMENT. All contributions under the Plan shall be made to the Trust fund held by the Trustees under the Trust Agreement. "Trust Agreement" means the agreement entered into between the Employer and the Trustees, as amended from time to time, to carry out the purposes of the Plan and for which the Trust is maintained. The Trustees are to hold, invest, and distribute the Trust fund in accordance with the terms and provisions of the Trust Agreement. The Trust Agreement shall be deemed to form a part of the Plan, and any and all rights or benefits which may accrue to any person under the Plan shall be subject to all the terms and provisions of the Trust Agreement. The duties and rights of the Trustees shall be determined solely by reference to the Trust Agreement.

12.2 NO DIVERSION OF CORPUS OR INCOME. In no event shall any portion of the corpus or income of the Trust fund be used for or diverted to purposes other than the exclusive benefit of Participants and their beneficiaries.

                                   SECTION 13
                                 MISCELLANEOUS

13.1 LIMITATION OF RIGHTS; EMPLOYMENT RELATIONSHIP. Neither the establishment of the Plan and the Trust nor any modifications of them, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as modifying or affecting in any way the terms of employment of any Employee.

13.2     MERGER; TRANSFER OF ASSETS.

         (a) If the Employer merges or consolidates with or into another entity, or if substantially all the assets of the Employer are transferred to another entity, the Plan shall terminate on the effective date of the merger, consolidation, or transfer. However, if the surviving entity resulting from the merger or consolidation, or the entity to which the assets have been transferred, adopts this Plan, the Plan shall continue and the successor entity shall succeed to all rights, powers, and duties of the Employer under the Plan, and the employment of any Employee who is continued in the successor entity's employ shall not be deemed to have been terminated for any purpose under the Plan.

         (b) This Plan shall not be merged or consolidated with any other employee benefit plan, nor shall there by any transfer of assets or liabilities from this Plan to any other plan, unless, immediately after the merger, consolidation, or transfer, each Participant's benefits, if the other plan were then to terminate, are at least equal to the benefits to which the Participant would have been entitled had this Plan been terminated immediately before the merger, consolidation, or transfer.

13.3     PROHIBITION AGAINST ASSIGNMENT.

         (a) Except as provided below, the benefits provided by this Plan may not be assigned or alienated. Neither the Employer nor the Trustees shall recognize any transfer, mortgage, pledge, hypothecation, order, or assignment by any Participant or beneficiary of all or part of his interest under the Plan, and the interest shall not be subject in any manner to transfer by operation of law and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment, and/or executions, and other legal or equitable process or proceedings against the Participant or beneficiary to the fullest extent that may be permitted by law.

         (b) This provision shall not apply to the extent a Participant or beneficiary is indebted to the Plan, for any reason, under any provision of this Plan. At the time a distribution is to be made to or for a Participant's or beneficiary's benefit, such proportion of the amount distributed as shall equal such indebtedness, shall be paid by the Trustees to the Trustees or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or in part from his account. If the Participant or beneficiary does not agree that the indebtedness is a valid claim against his vested Accounts, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 10.

         (c) This provision shall not apply to a "qualified domestic relations order" defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the Code. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

         (d) This provision shall not apply to any liabilities of the Participant to the Plan pursuant to a judgment or settlement described in Code section 401(a)(13)(C) due to: (1) the Participant being convicted of committing a crime involving the Plan, (2) a civil judgment (or consent order or decree) being entered by a court in an action brought in connection with a violation of ERISA's fiduciary duty rules, or (3) a settlement agreement between the Secretary of Labor and the Participant in connection with a violation of ERISA's fiduciary rules. The court order establishing such liability must require that the Participant's benefit be applied to satisfy the liability.

13.4 APPLICABLE LAW; SEVERABILITY. This Plan shall be construed, administered, and governed in all respects in accordance with ERISA and the laws of the State of Delaware, provided, however, that if any provision is susceptible to more than one interpretation, it shall be interpreted in a manner consistent with the Plan's being a qualified cash or deferred discretionary Employer plan within the meaning of the Internal Revenue Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

13.5 RELIANCE UPON COPY OF PLAN. Any person dealing with the Trustees may rely upon copies of the Plan and the Trust Agreement, and any amendments thereto, certified by the Administrator to be true and correct copies.

13.6 GENDER AND NUMBER; CAPTIONS OR HEADINGS. Wherever appropriate to the meaning of interpretation of this Plan, the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa. Captions or headings are inserted and intended for organizational format and convenience of reference only; they are not to be given independent substantive meaning for effect.

                                   SECTION 14
                              TOP-HEAVY PROVISIONS

14.1     DETERMINATION OF TOP-HEAVY STATUS.

         (a) TOP-HEAVY DETERMINATION. This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of the Present Value of Accrued Benefits of Key Employees and the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the sums of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group). In addition, if a Participant or Former Participant has not received any Compensation from any Employer maintaining the Plan (other than benefits under the Plan) at any time during the five year period ending on the Determination Date, the Aggregate Account and/or Present Value of Accrued Benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top-Heavy or Super Top-Heavy Plan.

         (b) SUPER TOP-HEAVY DETERMINATION. This Plan shall be a Super Top-Heavy Plan for any Plan Year in which, as of the Determination Date, the sum of Present Value of Accrued Benefits of Key Employees and the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the sum of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

         (c) AGGREGATE ACCOUNT. A Participant's Aggregate Account as of the Determination Date is the sum of:

                  (1) his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                  (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                  (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four
                           (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top-heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the valuation date. Notwithstanding anything herein to the contrary, all distributions and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted;

                  (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                  (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollover or plan-to-plan transfer as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance; and

                  (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted. For purposes of this paragraph, the Employer and any Related Employers shall be considered the same employer.

         (d) AGGREGATION GROUP. "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                  (1) REQUIRED AGGREGATION GROUP. In determining a Required Aggregation Group hereunder, each plan of the Employer or a Related Employer in which a Key Employee is a participant, and each other plan of the Employer or a Related Employer which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group. In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

                  (2) PERMISSIVE AGGREGATION GROUP. The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and
                           410. Such group shall be known as a Permissive Aggregation Group. In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.



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

                  (3) Only those plans of the Employer or a Related Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

         (e) DETERMINATION DATE. "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

         (f) PRESENT VALUE OF ACCRUED BENEFIT. In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be as determined under the provisions of the applicable defined benefit plan.

         (g) TOP-HEAVY GROUP. "Top-Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                  (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                  (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined for all Participants.

         (h) TOP-HEAVY PLAN YEAR. "Top-Heavy Plan Year" means that, for a particular Plan Year, the Plan is a Top-Heavy Plan.

14.2 KEY EMPLOYEES. For purposes of this Section, the term "Key Employee" means any Employee or former Employee (and his beneficiaries) who, at any time during the Plan Year or any of the preceding four Plan Years, is:

         (a) An officer of the Employer or a Related Employer and has annual compensation (as defined in Code section 414(q)(7)) greater than fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for any such Plan Year;

         (b) One of ten employees having annual compensation (as defined in Code section 414(q)(7)) greater than Thirty Thousand Dollars ($30,000) (or such amount adjusted in accordance with Code section 415(c)(1)(A) as in effect for the calendar year in which the Determination Date falls) and owning (or considered as owning within the meaning of Code section 318) the largest interests in the Employer or a Related Employer;

         (c)      A five percent (5%) owner of the Employer or a Related
                  Employer; and

         (d) a one percent (1%) owner of the Employer or a Related Employer who has annual compensation (as defined in Code section 414(q)(7)) more than One Hundred Fifty Thousand Dollars ($150,000).

         A five percent (5%) owner means any person who owns (or is considered as owning within the meaning of Code section 318) more than five percent (5%) of the outstanding stock of the Employer or a Related Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or a Related Employer. A one percent (1%) owner means any person who owns (or is considered as owning within the meaning of Code section 318) more than one percent (1%) of the outstanding stock of the Employer or a Related Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or a Related Employer. If an Employee ceases to be a Key Employee, such Employee's Account balances shall be disregarded under the top-heavy plan computation for any Plan Year following the last Plan Year for which the Employee was treated as a Key Employee. The Account Balances of an Employee who has not performed any service for an Employer or a Related Employer at any time during the five (5) year period ending on the Determination Date are excluded from the calculation to determine top-heaviness. For purposes of clause (a) above no more than the lesser of (i) fifty (50) Employees, or (ii) the greater of three (3) Employees or ten percent (10%) of all Employees, are to be treated as Key Employees. For purposes of clause (b) above, if two (2) Employees have the same interest in the Employer or a Related Employer, the Employee having greater annual compensation from the Employer or a Related Employer shall be treated as having a larger interest. For purposes of determining the number of officers taken into account under clause (a), Employees described in Code section 414(q)(8) shall be excluded.

14.3 NON-KEY EMPLOYEE. Any Employee or former Employee (and his beneficiaries) who is not a Key Employee.

14.4 ADDITIONAL RULES. In determining the sum of the account balances under a defined contribution plan, Employer contributions and Employee contributions shall be taken into account. The account balance in a defined contribution plan will include any amount distributed to a Participant within the five (5) year period ending on the Determination Date.

14.5 MINIMUM BENEFIT. If this Plan is determined to be top-heavy in any Plan Year under the provisions of paragraph (13.1) or (13.3), then the contribution for such Plan Year to be allocated to each Participant who is not a Key Employee in such Plan Year shall not be less than three percent (3%) of such Participant's compensation (as defined in Code section 414(q)(7)) or such lesser percentage as may be made with respect to Key Employees in such Plan Year. Amounts contributed under
         Section 3.1(a) shall be taken into consideration in determining the lesser percentage for Key Employees noted in the immediately preceding sentence.



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                                   SECTION 15
                            PARTICIPATING EMPLOYERS

15.1 ADOPTION BY OTHER EMPLOYERS. Notwithstanding anything herein to the contrary, with the consent of the Employer, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by properly executing a document evidencing said intent of such Participating Employer.

15.2 REQUIREMENTS OF PARTICIPATING EMPLOYERS. Each such Participating Employer shall be required to use the Trust. The assets of the Trust shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

         The transfer of any Participant from or to a Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

15.3 DESIGNATION OF AGENT. Each Participating Employer shall be deemed to be a party to this Plan; provided however, that with respect to all of its relations with the Trustees and Employer for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

15.4 EMPLOYEE TRANSFERS. It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereunder become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

15.5 PARTICIPATING EMPLOYER'S CONTRIBUTIONS. All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately by each

         Participating Employer, and shall be allocated only among the Participants eligible to a share the contribution of the Employer or Participating Employer making the contribution.

15.6 DISCONTINUANCE OF PARTICIPATION. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence hereof and of any applicable conditions imposed shall be delivered to the Administrator. The Trustees shall thereafter transfer, deliver and assign contracts and other Trust assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer in the event that it has established a separate pension plan for its Employees provided. No such transfer shall be made if the result is the elimination or reduction of any Code Section 411(d)(6) protected benefits. If no successor is designated, the Trustees shall retain such assets for the Employees of said Participating Employer.

15.7 ADMINISTRATOR'S AUTHORITY. The Administrator shall have authority to make any and all necessary rules or regulations binding upon all Participating Employers and all Participants to effectuate the purpose of this Section.

         IN WITNESS WHEREOF, ACS-Government Solutions Group, pursuant to resolutions of its Board of Directors, has caused this Plan to be executed by its duly authorized officer this 3rd day of January, 2000.

                                       ACS-GOVERNMENT SOLUTIONS GROUP

                                       By: /s/ KATHRYN A. LYLE
                                          --------------------------------------

                                          Name: Katheryn A. Lyle

                                          Title: V.P., Human Resources

                       THE 401(k) SAVINGS PLAN FOR ACS-GSG
                                   APPENDIX I

                                TRANSFER ACCOUNTS

One or more of the following Accounts may be established on behalf of any Participant who transfers employment from a Related Employer pursuant to Section 8.2:

(a) ACS DESKTOP SOLUTIONS, INC. ACCOUNTS. If the Participant was formerly a participant in the ACS Desktop Solutions, Inc. 401(k) Profit Sharing Plan, one or more of the following Accounts may be established for him:

         (I) ACS DESKTOP SALARY REDUCTION ACCOUNT. The account of a Participant attributable to a Participant's salary deferral contributions made to the ACS Desktop Solutions, Inc. 401(k) Profit Sharing Plan.

         (II) ACS DESKTOP MATCHING ACCOUNT. The account of a Participant attributable to matching contributions made on his behalf to the ACS Desktop Solutions, Inc. 401(k) Profit Sharing Plan.

         (III) ACS DESKTOP DISCRETIONARY ACCOUNT. The account of a Participant attributable to employer discretionary contributions made on his behalf to the ACS Desktop Solutions, Inc. 401(k) Profit Sharing Plan.

         (IV) ACS DESKTOP ROLLOVER ACCOUNT. The account of a Participant attributable to rollover contributions made to the ACS Desktop Solutions, Inc. 401(k) Profit Sharing Plan.

(b) ACS DEFENSE, INC. ACCOUNTS. If the Participant was formerly a participant in the ACS Defense, Inc. Profit Sharing and 401(k) Plan, one or more of the following sub-accounts may be established for him:

         (I) SALARY REDUCTION CONTRIBUTION ACCOUNT. The account of a Participant which is credited with salary reduction contributions made to the ACS Defense, Inc. Profit Sharing and 401(k) Plan, and any amounts attributable to elective deferral contributions and qualified non-elective contributions transferred to the ACS Defense, Inc. Profit Sharing and 401(k) Plan on his behalf from the Betac International Corporation 401(k)/Tax Deferred Savings Plan.

         (II) MATCHING CONTRIBUTION ACCOUNT. The account of a Participant which is credited with matching contributions made under the ACS Defense, Inc. Profit Sharing and 401(k) Plan, and any amounts attributable to matching company contributions transferred to the ACS Defense, Inc. Profit Sharing and 401(k) Plan on the Participant's behalf from the Betac International Corporation 401(k)/Tax Deferred Savings Plan. Amounts transferred from the Betac International Corporation 401(k)/Tax Deferred Savings Plan shall be accounted for separately to the extent that the Participant is not 100% vested in his matching contributions under the ACS Defense, Inc. Profit Sharing and 401(k) Plan.

         (III) DISCRETIONARY CONTRIBUTION ACCOUNT. The account of a Participant which is credited with discretionary contributions made to the ACS Defense, Inc. Profit Sharing and 401(k) Plan, and any amounts attributable to basic company contributions transferred to the ACS Defense, Inc. Profit Sharing and 401(k) Plan on his behalf from the Betac International Corporation 401(k)/Tax Deferred Savings Plan.

         (IV) ROLLOVER ACCOUNT. The account of a Participant which is credited with a rollover contributions made to the ACS Defense, Inc. Profit Sharing and 401(k) Plan, and any amounts attributable to rollover contributions transferred to the ACS Defense, Inc. Profit Sharing and 401(k) Plan on his behalf from the Betac International Corporation 401(k)/Tax Deferred Savings Plan.

         (V) AFTER-TAX CONTRIBUTION ACCOUNT. The account of a Participant attributable to voluntary employee contributions designated by the Participant as after-tax contributions made to the ACS Defense, Inc. Profit Sharing and 401(k) Plan prior to January 1, 1987, and any amounts attributable to after-tax contributions transferred to the ACS Defense, Inc. Profit Sharing and 401(k) Plan on his behalf from the Betac International Corporation 401(k)/Tax Deferred Savings Plan.

         (VI) BETAC PLAN TRANSFER ACCOUNT. The account of a Participant that contains any amounts transferred to the ACS Defense, Inc. Profit Sharing and 401(k) Plan on his behalf attributable to his "Original Plan Transfer Account" in the Betac International Corporation 401(k)/Tax Deferred Savings Plan. The Original Plan Transfer Account consisted of company contributions transferred to the Betac International Corporation Pension/Tax Deferred Savings Plan on the termination of the Betac Corporation Profit Sharing Plan.

                       THE 401(k) SAVINGS PLAN FOR ACS-GSG
                                   APPENDIX II

                                CREDITED SERVICE

The Employer, pursuant to a negotiated agreement, will award service credit to Employees who were formerly employed by the following companies. Each employee will be credited with an Hour of Service under the Plan for each hour of service performed for the following companies:

              [NO NEGOTIATED AGREEMENTS ARE IN PLACE AT THIS TIME]